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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-80165 of VINA Technologies, Inc. of our report dated March 17, 2000, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 17, 2000 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.






DELOITTE & TOUCHE LLP

San Jose, California
August 3, 2000